UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 12, 2013

(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒        Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 12, 2013, First Federal Bancshares of Arkansas, Inc. (the “Company”) initiated a private placement of $20,000,000 of its common stock at $7.90 per share (the “Private Placement”) to Bear State Financial Holdings, LLC (“Bear State”), its principal shareholder. Cash raised in the private placement will be used to fund a portion of the merger consideration for the recently announced merger (the “Merger”) between the Company and First National Security Company (“First National”). The Private Placement is contingent on approval of the Company’s shareholders and completion of the Merger. Bear State has advised the Company that its members will be given the opportunity to contribute to Bear State a portion of the purchase price for shares purchased in the Private Placement on a pro rata basis based on their sharing ratios in Bear State. Certain individuals have previously committed to purchase the entire amount of these shares in the event the Company is unable to, or elects not to, complete the Private Placement or raise $20,000,000 from other sources (the “Backstop”). Both the Private Placement and the Backstop were approved by a special independent committee of the Company’s Board of Directors at a meeting held on July 1, 2013.

Additional Information

In connection with the proposed Merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of the Company and First National and a Prospectus of the Company, as well as other relevant documents concerning the proposed transaction. Shareholders of the Company are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and First National, may be obtained at the SEC's Internet site (http://www.sec.gov) when they become available. You will also be able to obtain these documents, free of charge, from the Company at www.ffbh.com under the heading "Investor Relations” when they become available. Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge when they become available, by directing a request to Investor Relations, First Federal Bancshares, P.O. Box 550, Harrison, AR 72602.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

The Company and First National and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2013 annual meeting of shareholders, as filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Date: July 12, 2013	By:	/s/ Christopher M. Wewers
	Name:	Christopher M. Wewers
	Title:	President and Chief Executive Officer